As filed with the Securities and Exchange Commission on October 29, 2009
                                                                                                                   Registration No. 000-53388

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FREEDOM ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	56-2291458 (I.R.S. Employer Identification No.)
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                                        7380 W Sand Lake Rd # 543, Orlando, FL                                                                                                                        32819
                                               -------------------------------------------                                                                                                                                      -----
                                          (Address of principal executive offices)                                                                                                                          (Zip Code)

Registrant's telephone number, including area code      (407) 658-6100
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2009 STOCK OPTION PLAN
(Full title of the plan)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law
1224 Washington Avenue
Miami Beach, Florida 33139
Telephone: 305.531.1174

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer []                                                                                                           Accelerated filer []

Non-accelerated filer (Do not check if a smaller reporting company) []                                                                                                                                Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	3,500,000(1)	$0.12(2)	$420,000 (2)	$24.00 (2)
(1)   Represents shares reserved for issuance upon exercise of options granted under the Registrant’s 2009 Option Plan.
(2) Estimated  solely for the purpose of calculating the  registration  fee in accordance  with Rules 457 (c) and 457(h) under the Securities Act of 1933 and based  upon an  average  of the high and low  prices  reported  on the over-the-counter pink sheets bulletin board on October 27, 2009.

FREEDOM ENVIRONMENTAL SERVICES, INC.

REOFFER PROSPECTUS

3,500,000 SHARES OF COMMON STOCK

ACQUIRED BY THE SELLING STOCKHOLDERS UNDER THE
FREEDOM ENVIRONMENTAL SERVICES, INC. 2009 STOCK OPTION PLAN

This Reoffer Prospectus (the “Prospectus”) relates to an aggregate of up to 3,500,000 shares (the “Shares”) of Common Stock, without par value per share (the “Common Stock”), of Freedom Environmental Services, Inc., an Delaware corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have previously acquired such Shares pursuant to the Freedom Environmental Services, Inc. 2009 STOCK OPTION PLAN (the “Plan”). See “Selling Stockholders” below. This Prospectus does not relate to any shares of Common Stock issued under the Plan after the date of this Prospectus.  The Company had 15,972,707 shares of Common Stock, par value $0.001, issued and outstanding as of October 28, 2009.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) only in one or more transactions on or through the Pink Sheets Over The Counter Bulletin Board (or any successor stock exchange), at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale. See “Plan of Distribution”. All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

Investing in our Common Stock involves risks. Please carefully consider the “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2008 and herein beginning on page 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The complete mailing address and telephone number of our principal executive offices is: Freedom Environmental Services, Inc., 7380 W Sand Lake Rd # 543, Orlando, FL; Attention: Investor Relations; (407) 658-6100.

The date of this prospectus is October 29, 2009.

No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement. This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. The Company’s business, financial condition and results of operations may have changed since that date.

ABOUT THIS PROSPECTUS

This Prospectus relates to 3,500,000 Shares of the Company’s Common Stock under the 2009 Stock Option Plan (the “Plan”). The Selling Stockholders described in this Prospectus may sell the Shares until the Company terminates the Plan. Most of the information about the Company that you need to know before you invest in the Shares is not included in this Prospectus, but rather is incorporated by reference into this Prospectus. You should obtain and read the information described below under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in order to have all the important information about the Company.

THE COMPANY

Our Company

We are Freedom Environmental Services, Inc., a Delaware corporation. We provide Wastewater and Storm-water System Management, Grease and Organics Collection and Disposition, and Commercial Plumbing and Water System Management to the commercial, industrial, and municipal markets throughout Central Florida as well as septic system maintenance and repair to the residential market throughout Central Florida.

Corporate History

We were incorporated under the laws of the State of Delaware on October 6, 1978 as United States Aircraft Corp and we have undergone numerous name changes, the most recent being on June 11, 2008 when we amended its certificate of incorporation in order that it may change its name from BMXP Holdings, Inc. to Freedom Environmental Services, Inc.

Freedom Environmental Services, Inc., formerly known as BMXP Holdings, Inc. from August 2006 to June 2008 was formerly organized as Neo-vision Corp during the years 2001-2002 and subsequently was Storage Suites America, Inc. from November 2002 to December 2004 and Bio-Matrix Scientific Group, Inc. from December 2004 to August 2006.

On December 6, 2004, we acquired Bio-Matrix Scientific, Inc. (Bio), a Delaware corporation, and changed our name to Bio-Matrix Scientific Group, Inc. This transaction has been accounted for as a recapitalization or reverse merger whereby Bio would be considered the accounting acquirer, and the accounting history of the acquirer would be carried forward as the history for us and no goodwill would be recorded.

On July 3, 2006, we exchanged 100% of the of the share capital of our wholly owned subsidiary, Bio-Matrix Scientific Group, Inc., a Nevada corporation (“BMSG”) engaged in the business of stem cell banking and the development of medical devices, for 10,000,000 common shares in Tasco International Holdings, Inc, a Delaware corporation which was subsequently renamed Bio-Matrix Scientific Group, Inc. (“BMSN”)

On June 24, 2008 we acquired 100% of the membership interests in Freedom Environmental Services, LLC (“FELC”), a Florida Limited Liability Company, for consideration consisting of 20,704,427 shares of our common stock of the Issuer.

As a result of this transaction, the former members of FELC held approximately 59% of our voting capital stock immediately after the transaction and the composition of our senior management became the senior management of FELC. For financial accounting purposes, this acquisition was a reverse acquisition of the Issuer by FELC under the purchase method of accounting, and was treated as a recapitalization with FELC as the acquirer in accordance with Paragraph 17 of SFAS 141.

Principal products or services and their markets;

Through FELC we provide Wastewater and Storm-water System Management, Grease and Organics Collection and Disposition, and Commercial Plumbing and Water System Management to the commercial, industrial, and municipal markets throughout Central Florida as well as septic system maintenance and repair to the residential market throughout Central Florida.

Wastewater and Storm-water System Management includes providing services to the commercial and municipal sector such as the installation and repair of the components of waste collection and disposition, potable water and exterior drainage systems.

Grease and Organics Collection and Disposition include the collection and disposal of grease waste from commercial restaurants and hotels as well as raw sewerage from septic tanks, both residential and commercial.

Commercial Plumbing services include pump systems installation, repairs and maintenance and general activities related to the profession of plumbing.

Labor required to provide these services is made available either through existing employees or by subcontractors depending on the demands of the project and availability of resources.

We also intend to develop and produce fuels and natural bio-organic products (such as fertilizer) derived from waste and byproducts.

Our plans in this area consist of attempting to develop a series of Vertical Organic Collection System platforms within regional and super-regional metropolitan areas by acquiring market leading operators as platforms and utilizing this business model in building regional facilities to produce high grade fuel and bio-organic nutrient products converted from commercial, industrial and residential waste products in the southeast and nationwide (“Biofuel”).

A Vertical Organic Collection System platform would be defined by us as a business enterprise which would control each step in the production of Biofuel.

It is anticipated that this enterprise would:

(a)	Collect raw waste (grease and septage) from customers which would constitute the raw material of Biofuel
(b)	Transport the raw materials to a processing facility controlled by the enterprise where waste convertible into

Biofuel (“Feedstock”) would be separated from unusable waste which would be disposed of in an appropriate manner. (c) Convert the feedstock into Biofuel

It is our belief that, by controlling each step of the Biofuel production process, we will be able to compete effectively due to economies of scale.

Our current strategy to enter the field of Biofuel production is contingent upon the acquisition of entities possessing the resources which would enable us to control each step of the Biofuel production process. As of the date of this document, we are not party to any agreement with any entity which may possess or entities which collectively may possess these resources and can provide no assurance as to when or if we may acquire any such entity or entities.

Distribution methods of the products or services:

To date, FELC has entered into contracts to provide its services primarily through competitive bidding on various projects.

New product or service;

In May, 2008 FELC had entered into a Letter of Intent to purchase a twenty acre parcel of land to be utilized to establish a wastewater treatment facility/ biofuel facility. Upon conducting due diligence, FELC determined the land was unusable for its purposes and abandoned the proposed purchase.

In July of 2008 we announced the development of Neighbors Protecting Neighbors (“NPN”), a pre-paid Residential Protection System for personal, communal and multi-family septic systems. It is our current intention to commence sales of NPN subsequent to the acquisition of property suitable for the establishment of a waste collection and treatment plant.

Competitive business conditions, the issuer’s competitive position in the industry, and methods of competition:

FELC, our operating subsidiary, is recently formed and has yet to achieve substantial revenues or profits (revenues from inception to December 31, 2008 equal $293,584). The industries in which we compete and intend to compete are highly competitive and, especially in the area of biofuel production, characterized by rapid technological advancement. Many of our competitors have greater resources than we do.

We compete in our current areas of operation by offering what we believe to be superior service at competitive prices. We also intend to be competitive by acquiring operating companies in the Wastewater Services sector and developing commercial applications to convert our vertically collected waste to fuel and organic nutrients (fertilizer).

Sources and availability of raw materials and the names of principal suppliers:

The supplies and materials required to conduct our operations are available through a wide variety of sources and are currently obtained through a wide variety of sources.

We are not party to any long term agreements with either of GSP or CCC.

The need for any government approval of principal products or services and the status of any requested government approvals:

FELC’s operations are subject to various federal, state, and local laws and regulations regarding environmental matters and other aspects of the operation of a sewer and drain cleaning and plumbing services business. For certain other activities, such as septic tank and grease pumping, FELC is subject to state and local environmental health and sanitation regulations. FELC’s current activities also require licensure as a Certified Plumbing Contractor by the State of Florida, a condition satisfied by FELC.

The production of high grade fuel and bio-organic nutrient products converted from commercial, industrial and residential waste products are highly regulated industries and the Company may have to satisfy numerous mandatory procedures, regulations, and safety standards established by federal and state regulatory agencies.

Effect of existing or probable governmental regulations on the business;

There is legislation currently enacted which we feel may have a beneficial impact on our operations by encouraging the usage of biofuels:

On December 19, 2007 President Bush signed into law the Energy Independence and Security Act of 2007 (Energy Act of 2007). The Energy Act of 2007 provides for an increase in the supply of alternative fuel sources by setting a mandatory Renewable Fuel Standard (RFS) requiring fuel producers to use at least 36 billion gallons of biofuel by 2022, 16 billion gallon of which must come from cellulosic derived fuel. Additionally, the Energy Act of 2007 called for reducing U.S. demand for oil by setting a national fuel economy standard of 35 miles per gallon by 2020 – which will increase fuel economy standards by 40 percent and save billions of gallons of fuel.

The Energy Policy Act of 1992:

The Energy Policy Act of 1992 (EPAct) was amended in 1998 to include biodiesel as an option for covered fleets to meet a portion of their annual Alternative Fuel Vehicle (AFV) acquisition requirements through the purchase and use of biodiesel.

Under the Biodiesel Fuel Use Credits provisions, fleets may choose to operate existing diesel vehicles that weigh more than 8500 lbs on blends of biodiesel in lieu of purchasing a new AFV. The biodiesel component of the fuel blend must constitute at least 20% of the volume of the fuel (B20). The fleet may count the biodiesel portion of that blend towards their annual AFV requirement. For each 450 gallons of biodiesel purchased and consumed, a full vehicle credit is awarded.

Energy Policy Act of 2005

Section 1501( Renewable Content of Gasoline (Renewable Fuels Standard) of the Energy Policy Act of 2005 establishes a program requiring gasoline sold in the United States to be mixed with increasing amounts of renewable fuel (usually ethanol) on an annual average basis.

We believe that, due to rising fuel prices, the greater demand for fuel on a worldwide basis and the need to reduce dependence on foreign fuel sources, Federal and State regulatory bodies will continue to enact legislation promoting the use of renewable fuels.

National Pollutant Discharge Elimination System (NPDES):

The Clean Water Act prohibits anybody from discharging "pollutants" through a "point source" into a "water of the United States" unless they have an NPDES permit. The permit will contain limits on what you can discharge, monitoring and reporting requirements, and other provisions to ensure that the discharge does not hurt water quality or people's health. In essence, the permit translates general requirements of the Clean Water Act into specific provisions tailored to the operations of each person discharging pollutants.

NPDES permits are issued by states that have obtained EPA approval to issue permits or by EPA Regions in states without such approval. In 1995, the Florida Department of Environmental Protection received authorization from the U.S. Environmental Protection Agency (EPA) to administer the NPDES wastewater program in Florida.

In October 2000, the EPA authorized the Florida Department of Environmental Protection (DEP) to implement the NPDES storm water permitting program in the State of Florida (with the exception of Indian country lands). The program regulates point source discharges of storm water runoff from certain industrial facilities. The operators of regulated industrial facilities must obtain an NPDES storm water permit and implement appropriate pollution prevention techniques to reduce contamination of storm water runoff.

We believe that the implementation of the NPDES has a beneficial impact on our operations as services such as the ones that we provide are required in order that permit holders may comply with applicable standards.

Costs and effects of compliance with environmental laws (federal, state and local);

We have not incurred any unusual or significant costs to remain in compliance with any environmental laws.

We will attempt to acquire operating companies in the Wastewater Services sector and develop commercial applications to convert our vertically collected waste to energy and organic nutrients (fertilizer). We will also attempt to build and operate a waste collection and treatment plant in Central Florida. We are currently not party to any binding agreements to acquire one or more operating companies and have not completed due diligence to the extent that an estimate can be made based on reasonable assumptions as to the costs required to establish or acquire waste collection and treatment plant in Central Florida.

RISK FACTORS

The information included and incorporated by reference in this Prospectus contains “forward-looking statements,” within the meaning of the federal securities laws. These statements describe the Company’s plans and beliefs concerning future business conditions and the outlook for the Company based on currently available information. The Company’s actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include the risks discussed in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in our more recent filings with the SEC which are incorporated by reference in this Prospectus. See “Incorporation of Certain Documents by Reference” below.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by the Selling Stockholders, all of whom will be either employees, directors, or consultants of the Company who will acquire Shares pursuant to the Plan and in accordance with the rules and regulations promulgated by the Securities and Exchange Commission, following the date of this Prospectus. To date, no Shares have been issued pursuant to the Plan.

PLAN OF DISTRIBUTION

The Selling Stockholders will be offering and selling all shares offered and sold under this prospectus. Alternatively, the Selling Stockholders may, from time to time, offer the shares through brokers, dealers or agents that may receive customary brokerage compensation in the form of discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Selling Stockholders may arrange for other broker-dealers to participate. The Selling Stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). Any profits on the sale of the shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholders may be deemed to be underwriters, the Selling Stockholders may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the Pink Sheets Over The Counter Bulletin Board or other over-the-counter markets. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. Selling Stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of this rule. The Selling Stockholders may decide not to sell any of the shares offered under this prospectus, and Selling Stockholders may transfer, devise or gift these shares by other means.

Because Selling Stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. If a particular offer of the shares is to be made other than as described herein, a revised prospectus, or prospectus supplement, will, to the extent required, be distributed which will set forth the terms of such offer.

We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses and legal and accounting fees. Each Selling Stockholder will pay its own brokerage, underwriting fees and commissions, and legal fees, if any.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material effect or fail to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in the light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Stockholder.

LEGAL MATTERS

Joseph I. Emas has passed upon the validity of the shares being offered by this prospectus.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this registration statement and prospectus by reference from the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, have been audited by Tarvaran Askelson & Company, LLP.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this Prospectus by reference:

(a)	the Company’s Annual Report on Form 10-K and all amendments for the year ended December 31, 2008, including, but not limited to, the amendment filed on October 28, 2009;

(b)	the Company’s Quarterly Report on Form 10-Q for the periods ending March 31, 2009 and June 30, 2009 and all amendments;

(c)	the Company’s current reports on Form 8-K filed May 18, 2009, June 15, 2009, September 9, 2009, September 23, 2009, October 6, 2009, October 16, 2009 and October 28, 2009;

(d)	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(e)	the description of the Company’s common stock, without par value, contained in the Company’s registration statement on Form 10 as filed on August 26, 2008.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-8 that we have filed with the Securities and Exchange Commission (the “SEC”). You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement and the documents incorporated by reference therein. This prospectus and the documents incorporated by reference summarize material provisions of contracts and other documents attached as exhibits to the registration statement. Since these summaries may not contain all of the information that you may find important, you should review the full text of these exhibits.

The Company will provide to any person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus upon written or oral request at no cost to the requester. Written requests should be sent to:
Freedom Environmental Services, Inc.
7380 W Sand Lake Rd # 543,
Orlando, FL  32819;
Attention: Investor Relations

Oral requests should be made by telephoning (407) 658-6100).

The registration statement, as well as such reports, exhibits and other information filed by us with the SEC can also be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Public Reference Section of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information about its public reference room. Our SEC filings are also available without charge on the SEC’s Internet site at http://www.sec.gov.

REGISTRATION STATEMENT ON FORM S-8

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

Freedom Environmental Services, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(a)	the Company’s Annual Report on Form 10-K and all amendments for the year ended December 31, 2008, including, but not limited to, the amendment filed on October 28, 2009;

(b)	the Company’s Quarterly Report on Form 10-Q for the periods ending March 31, 2009 and June 30, 2009 and all amendments;

(c)	the Company’s current reports on Form 8-K filed May 18, 2009, June 15, 2009, September 9, 2009, September 23, 2009, October 6, 2009, October 16, 2009 and October 28, 2009;

(d)	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(e)	the description of the Company’s common stock, without par value, contained in the Company’s registration statement on Form 10 as filed on August 26, 2008.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The validity of the shares of common stock offered hereby will be passed upon by Joseph I. Emas, Miami Beach, Florida, outside counsel to the Registrant.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Delaware corporation.  Section 145 of the Delaware  General  Corporation  Law of the State of Delaware (the "DGCL")
grants each corporation  organized  thereunder the power to indemnify any person who is or was a  director,  officer,  employee  or  agent  of a  corporation  or enterprise,  against expenses,  including attorneys' fees, judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened,  pending or completed action,  suit or proceeding,  whether civil, criminal, administrative or investigative,  other than an action by or in the right of the  corporation,  by  reason  of being or having  been in any such capacity,  if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the  corporation,  and, with respect to any criminal  action or proceeding,  had no reasonable  cause to believe his conduct was unlawful.

Section  102(b)(7)  of the DGCL  enables a  corporation  in its  certificate  of incorporation or an amendment  thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors'  fiduciary duty of care,  except (i) for any breach of the director's duty of loyalty to the corporation or its  stockholders,  (ii)
for acts or omissions not in good faith or which I involve intentional  misconduct or a  knowing  violation  of law,  (iii)  pursuant  to  Section  174 of the DGCL (providing  for  liability  of directors  for  unlawful  payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction  from which a director derived an improper personal benefit.

As  permitted  by the DGC L,  our  Bylaws  provide  that we will  indemnify  our officers, directors, employees and agents. This includes indemnification against expenses incurred by a director of HQSM in defending a civil or criminal action, suit or  proceeding  by reason of the fact that he is or was a director  of Freedom Environmental Services, Inc (or  was  serving  at  Freedom Environmental Services, Inc's  request  as a  director  or  officer  of  another corporation).  Such  expenses  shall  be paid by Freedom Environmental Services, Inc in  advance  of the  final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such  director  to repay such amount if it shall  ultimately  be determined  that he is not entitled to be  indemnified  by Freedom Environmental Services, Inc.  as authorized by relevant sections of the General Corporation Law of Delaware.

The indemnification and advances of expenses provided in our Bylaws shall not be deemed  exclusive  of any  other  rights  provided  by any  agreement,  vote  of stockholders or disinterested directors or otherwise.

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Delaware law or  otherwise,  we have been advised the opinion of the  Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses  incurred or paid by a director,  officer or controlling  person of our company in successful defense of any action, suit, or proceeding) is asserted by a director,  officer or  controlling  person in connection  with the  securities being  registered,  we will, unless in the opinion of its counsel the matter has been  settled  by  controlling  precedent,  submit  to a  court  of  appropriate jurisdiction,  the  question of whether  such  indemnification  by it is against public policy in said Act and will be governed by the final adjudication of such issue.

See also Registrant’s undertakings in Section 9 of this Registration Statement.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

3.1	Articles of Incorporation (1)
3.2	Amendments to Articles of Incorporation (1)
3.1	Bylaws of the Corporation (1)
4.1	Employment Agreement with Michael Borish (2)
5.1	Opinion of Joseph I. Emas as to legality of original issuance of securities being registered(3)
10.1	2009 Stock Option Plan(3)
21	Subsidiaries (2)

23.1 23.2	Consent of Tarvaran Askelson & Company, LLP, Independent Registered Public Accounting Firm.(3) Consent of Joseph I. Emas (included in Exhibit 5.1).(3)
23.3	Power of Attorney (included as part of the signature page to this Registration Statement).(3)

(1). Incorporated by reference to the Company’s filing on Form 10, filed with the Securities and Commission on August 26, 2008.

(2) (1). Incorporated by reference to the Company’s filing on Form 10-K, filed with the Securities and Commission on April 15, 2009.

(3) Filed herein.

ITEM 9.	UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:
The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement,

(c)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 29, 2009.

Freedom Environmental Services, Inc.

By:	/s/ Michael S. Borish
Michael S. Borish
Chief Executive Officer (Acting Chief Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Keith Wong, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Michael S. Borish	Chief Executive Officer (Chief Financial Officer) October 29, 2009
Michael S. Borish

EXHIBIT INDEX

EXHIBIT NO.                             EXHIBIT
----------                                        --------
    5.1                                            Opinion of Joseph I Emas, Esq.
   10.1                                           2009 Stock Option Plan
   23.1                                           Consent of Tarvaran Askelson & Company, LLP, Independent Registered Public Accounting Firm.
   23.2                                           Consent of Joseph I. Emas, Esq. (included in Exhibit 5.01)
   24.1                                           Power of Attorney (set forth on the signature page)